Exhibit 99.1

Mesa Labs Acquires Sterilization Process Control Business

Lakewood, Colorado, October 5, 2017 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of all of the outstanding shares of SIMICON GMBH (“SIMICON”), located in greater Munich, Germany.

SIMICON manufactures both cleaning and biological indicators, which will be integrated into Mesa’s Biological Indicators Division. The acquisition is expected to increase division revenues by approximately six percent and to be accretive to our diluted net income per share in the first twelve months following the acquisition. The acquisition expands Mesa’s presence in Germany and throughout Europe. Going forward, we will continue to operate from SIMICON’s Munich facility using the existing SIMICON management, personnel and processes.

Biological indicators are used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. SIMICON also manufactures several unique biological indicator products that Mesa does not currently offer such as disinfectant indicators for endoscope reprocessing.

Cleaning indicators are used to assess the effectiveness of cleaning processes, including washer-disinfectors and ultrasonic cleaners in healthcare settings. Cleaning is the critical first step performed prior to disinfection and sterilization. Debris left on an instrument may interfere with microbial inactivation and can compromise the disinfection or sterilization process. Cleaning indicators compliment the sterilization process within central sterile supply departments in hospitals.

“The integration of SIMICON into Mesa’s Biological Indicators Division adds unique products to our sterilization portfolio enabling us to address the cleaning steps prior to sterilization and as well as addressing more price sensitive segments of the market. SIMICON is well known for providing simple to use and high-quality indicators, primarily in greater Europe. We look forward to deepening our presence in Europe, expanding our presence in the hospital segment and bringing SIMICON capabilities to North America and other markets around the globe” stated Gary Owens, President and CEO of Mesa Laboratories.

“SIMICON has manufactured certified biological and cleaning indicators and offered laboratory services complying with highest standards of medical technology for more than 30 years,” said General Manager of SIMICON, Paul G. Simon.  “We are very excited that our innovative products for cleaning and disinfection processes are now part of the Mesa family.”

About Mesa Laboratories, Inc.

Mesa is a global technology innovator committed to solving some of the most critical quality control and analytical challenges in the pharmaceutical, healthcare, industrial safety, environmental and food & beverage industries. Mesa offers products and services through four divisions (Biological Indicators, Instruments, Cold Chain Monitoring and Cold Chain Packaging) which help its customers ensure product integrity, increase patient and worker safety, and design innovative solutions that improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," “estimate,” "expect," "project," “anticipate,” “intend,” "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com